Exhibit 10.1
SUBSCRIPTION AGREEMENT
FOR
COMMON SHARES
OF
PARK NATIONAL CORPORATION
Park National Corporation
50 North Third Street
P.O. Box 3500
Newark, OH 43058-3500
Gentlemen:
The undersigned subscriber (the “Subscriber”) offers and agrees to purchase from Park National Corporation, an Ohio corporation and registered bank holding company (the “Company”), the number of common shares, without par value, of the Company (the “Shares”) set forth on the Signature Page hereof on the terms and subject to the conditions described in this Subscription Agreement for Common Shares of Park National Corporation (this “Agreement”). The purchase price for the Shares is $60.45 per Share, which was the per Share closing price on November 16, 2009, as provided by NYSE Amex.
The Subscriber, by executing the Signature Page of this Agreement, hereby acknowledges, understands and agrees with, and hereby certifies, represents and warrants to, the Company, as follows:
Section 1 — Receipt of Information. The Subscriber, through its fiduciaries, has been given access to all books of account, records and other documents concerning the Company, the Shares and the terms and conditions of the offering. The Subscriber, through its fiduciaries, has also reviewed all other information the Subscriber considers necessary or appropriate for deciding whether to purchase the Shares. The Subscriber, through its fiduciaries, has had an opportunity to ask questions and receive answers from management of the Company regarding the terms and conditions of the offering, the terms of the Shares and the assets, business, properties and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information) necessary to verify the accuracy of any information furnished to the Subscriber and its fiduciaries or to which the Subscriber and its fiduciaries had access. All of the Subscriber’s questions, posed through its fiduciaries, have been answered to the full satisfaction of the Subscriber and its fiduciaries.
Section 2 — Investment Risks. The Subscriber, through its fiduciaries, understands and acknowledges that the Shares are speculative securities and involve a high degree of risk and that no federal or state agency (a) has made any finding or determination as to the fairness for public or private investment in, nor any recommendation or endorsement of, the Shares as an investment or (b) has passed upon the merits of the offering of the Shares or the accuracy or adequacy of any information furnished to Subscriber in connection with Subscriber’s purchase of the Shares. The Subscriber, through its fiduciaries, has such knowledge and experience in business and financial matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Shares. The Subscriber’s financial situation is such that the Subscriber can afford a complete loss of the Subscriber’s investment in the Shares.

Section 3 — Investment Intent Representations; Restrictions on Transfer.
(a) The Subscriber is subscribing for and purchasing the Shares for investment purposes only and not with a present intention of entering into or making any subsequent sale, assignment, conveyance, pledge, hypothecation or other transfer thereof.
(b) The Subscriber has no need for liquidity in this investment and, through its fiduciaries, understands that there are restrictions on the subsequent resale or other transfer of the Shares.
(c) The Subscriber, through its fiduciaries, understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state, but have been offered and sold pursuant to and in reliance upon exemptions from registration thereunder.
(d) The Subscriber, through its fiduciaries, understands and acknowledges that, as a consequence of the restrictions on subsequent transfer imposed by the foregoing exemptions, the Shares may not subsequently be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by a holder thereof except pursuant to an effective registration statement registering the Shares under the Act and under applicable state securities laws, or an opinion of counsel, or such other evidence obtained by such holder and in all respects satisfactory to the Company, that registration under the Act and under applicable state securities laws is not required for the holder to lawfully effect the subsequent sale, assignment, conveyance, pledge, hypothecation or other transfer. Each certificate representing the Shares shall bear a legend setting forth the foregoing restrictions in addition to other appropriate and necessary legends.
(e) The Company reserves and shall have the right to refuse to accept or register the assignment or other transfer of any Shares unless and until the conditions to such assignment or other transfer specified in this Agreement have been satisfied.
(f) The Subscriber, through its fiduciaries, represents that: (i) the person executing this Agreement on behalf of the Subscriber is a “fiduciary” within the meaning of Section 3(21)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) the execution and delivery of this Agreement is duly authorized and conforms in all respects with applicable laws and the governing documents of the Subscriber; (iii) the Shares being acquired pursuant to this Agreement are “qualifying employer securities” within the meaning of Section 407(e) of ERISA; and (iv) the acquisition of Shares otherwise satisfies the requirements set forth in Section 408(e) of ERISA.
Section 4 — Accredited Investor Representation.
The Subscriber, through its fiduciaries, hereby represents and warrants to the Company that the Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act, by checking all of the following boxes that are applicable to Subscriber:
☐	a natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000

☐
a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year

☐
a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company

☐	a revocable grantor trust, with the grantor being (1) a natural person described in items (i) or (ii) in this Section 4 and (2) the sole source of funding of the trust

☐	an executive officer or director of the Company

☐	any entity in which all equity owners are accredited investors (please also check the other applicable box indicating how the equity owners qualify as accredited investors)

☐
an Individual Retirement Account, where the equity owner of such Account is an accredited investor (please also check the other applicable box indicating how the equity owner qualifies as an accredited investor)

☑
an employee benefit plan within the meaning of ERISA, (1) if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor or (2) if the employee benefit plan has total assets in excess of $5,000,000

Section 5 — Indemnification. The Subscriber shall indemnify and save harmless the Company, its officers, directors, agents and employees against and from any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) arising under the Act or under applicable state securities laws as a result of any misrepresentation by the Subscriber contained in, or any failure by the Subscriber to comply with the provisions of, this Agreement.
Section 6 — No Termination or Transfer of the Subscription. The Subscriber shall not have the right to terminate, cancel, revoke, assign or transfer this Agreement and the subscription represented hereby without the prior written consent of the Company, which consent may, in the complete and sole discretion of the Company, be withheld for any reason.
Section 7 — Rejection or Acceptance of the Subscription. The Company shall have the unconditional right, in its complete and sole discretion, to reject this Agreement and the subscription represented thereby at any time prior to its acceptance thereof; and if the Company should do so, then the subscription proceeds of the Subscriber delivered to the Company in connection herewith, if any, shall be promptly returned to the Subscriber without interest. No Shares shall be issued unless and until the Company accepts this Agreement, and the Subscriber shall have no rights in or to any Shares unless and until the Company accepts this Agreement.
Section 8 — Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of Ohio, without regard to principles of conflict of laws.
[signature page attached]

SIGNATURE PAGE OF
SUBSCRIPTION AGREEMENT FOR
COMMON SHARES OF PARK NATIONAL CORPORATION
The Subscriber hereby offers and agrees to purchase 115,800 Shares at $60.45 per Share for a total purchase price of $7,000,110. By the completion and execution of this Signature Page, the Subscriber makes and affirms the certifications, representations and warranties contained in the forepart of this Agreement.
SUBSCRIPTION INSTRUCTIONS
The Subscriber should complete and execute this Signature Page and deliver it, together with evidence of payment by wire transfer of immediately available funds to Park National Corporation in the amount of $7,000,110, to Park National Corporation, 50 North Third Street, P.O. Box 3500, Newark, Ohio 43058-3500, Attention: Chief Executive Officer.
Date: November 17, 2009

Park National Corporation Defined Benefit Pension Plan		31-1179518

Name of Entity		Taxpayer Identification Number

By:	/s/ Terry C. Myers	Address of Principal Office:

Trustee

Title:	Trust Investments — Vice President	50 N. Third Street

Newark, Ohio 43055

ACCEPTANCE
The foregoing Subscription Agreement is accepted by the Company this 17 day of November, 2009.

PARK NATIONAL CORPORATION
By:	/s/ C. Daniel DeLawder
Printed Name: C. Daniel DeLawder
	Title:	Chief Executive Officer

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